UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

Orange Hospitality, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-115998	20-1099028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, 5th Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 244-3443

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Orange Hospitality, Inc. previously entered into an Amended and Restated Agency Agreement dated November 10, 2004 with Bergen Capital Incorporated, Maxim Capital Group LLC and McGinn Smith & Company to serve as the managing agents with respect to a proposed best efforts offering of the Company’s common stock (the “Agency Agreement”). The Company filed a Registration Statement on Form S-11 with respect to the proposed offering of its shares, the Registration Statement was declared effective on February 1, 2005 and the offering contemplated by the Agency Agreement and the Registration Statement was commenced.

On March 9, 2005, Bergen Capital Incorporated, Maxim Capital Group LLC, McGinn Smith & Company and Orange Hospitality, Inc. agreed to terminate the Agency Agreement. Orange Hospitality, Inc. has terminated the offering of its shares and has directed Wachovia Bank, NA, as the escrow agent for the offering, to refund all subscription amounts, and all interest thereon, currently held in escrow to the subscribers in the offering.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In view of the termination of the offering, on March 18, 2005, Jeffrey Davidson resigned as President and a director of Orange Hospitality, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2005	ORANGE HOSPITALITY, INC.

	By:	/s/ Brad Honigfeld
Brad Honigfeld
Chairman

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